UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  05/30/2008

EARTHLINK, INC.
(Exact name of registrant as specified in its charter)

Commission File Number:  001-15605

Delaware	58-2511877
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

1375 Peachtree St., Atlanta, Georgia 30309
(Address of principal executive offices, including zip code)

(404) 815-0770
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.    Other Events

On May 30, 2008, in connection with Rule 10b5-1 of the Securities Exchange Act of 1934, as amended, the Board of Directors of EarthLink, Inc. ("EarthLink") approved the establishment of a sales plan by Sky D. Dayton, a director of EarthLink, to sell up to a maximum of 1,000,000 shares (the "Dayton Shares") of EarthLink Common Stock between June 30, 2008 and June 30, 2009. Under Mr. Dayton's sales plan, certain specified amounts of Dayton Shares may be sold on a weekly basis subject to the trading price of EarthLink's Common Stock. Nearly all of the Dayton Shares covered by the sales plan can be sold only at trading prices higher than recent EarthLink trading prices. Mr. Dayton currently beneficially owns 2,000,001 shares of Common Stock, options to purchase 70,000 shares of Common Stock and 832 Restricted Stock Units.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EARTHLINK, INC.

Date: May 30, 2008	By:	/s/ Kevin M. Dotts
Kevin M. Dotts
Chief Financial Officer